UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2016

PTC Inc.

(Exact Name of Registrant as Specified in Charter)

MASSACHUSETTS	1-18059	04-2866152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Kendrick Street

Needham, Massachusetts

02494-2714

(Address of Principal Executive Offices)

(Zip Code)

(781) 370-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On May 12, 2016, PTC Inc. (the “Company”) sold $500 million aggregate principal amount of its 6.000% Senior Notes due 2024 (the “Senior Notes”). The Senior Notes were offered pursuant to the Prospectus Supplement dated May 4, 2016 to the Prospectus dated May 2, 2016, filed as part of the Registration Statement on Form S-3 (File No. 333-211049) that became effective when filed with the Securities and Exchange Commission on May 2, 2016.

Attached as Exhibits 4.1 and 4.2 hereto are the Indenture relating to the Debt Securities of the Company, dated as of May 12, 2016, between the Company and The Bank of New York Mellon, as trustee (the “Trustee”) (the “Indenture”), and the First Supplemental Indenture relating to the Senior Notes, dated as of May 12, 2016, entered into between the Company and the Trustee (the “First Supplemental Indenture”). Attached as Exhibit 4.3 hereto is the form of the Senior Notes. The Indenture, as supplemented by the First Supplemental Indenture, governs the terms of the Senior Notes. The foregoing descriptions of the Indenture, the First Supplemental Indenture and the form of the Senior Notes are qualified in their entirety by reference to the Indenture, the First Supplemental Indenture and the form of the Senior Notes, copies of which are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of May 12, 2016, by and between the Company and The Bank of New York Mellon, as Trustee

4.2	First Supplemental Indenture, dated as of May 12, 2016, by and between the Company and The Bank of New York Mellon, as Trustee

4.3	6.000% Senior Notes due 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC INC.

May 18, 2016	By:	/s/ Catherine Gorecki
	Name: Title:	Catherine Gorecki Senior Vice President

Exhibit Index

4.1	Indenture, dated as of May 12, 2016, by and between the Company and The Bank of New York Mellon, as Trustee

4.2	First Supplemental Indenture, dated as of May 12, 2016, by and between the Company and The Bank of New York Mellon, as Trustee

4.3	6.000% Senior Notes due 2024